QuickLinks -- Click here to rapidly navigate through this document

EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the incorporation by reference in this Registration Statement of CREDO Petroleum Corporation on Form S-8 of our report, dated January 7, 2005, appearing in the Annual Report on Form 10-K of CREDO Petroleum Corporation for the year ended October 31, 2004.

HEIN & ASSOCIATES LLP

Denver, Colorado
May 11, 2005

QuickLinks

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM